Exhibit 99.1

Quest Resource Holding Corporation

Names Industry Veteran, Glenn Culpepper, to Board of Directors

The Colony, TX, July 7, 2021 - Quest Resource Holding Corporation (Nasdaq: QRHC) ("Quest"), a national leader in environmental waste and recycling services, today announced that Glenn A. Culpepper has been elected to its Board of Directors. Mr. Culpepper will serve on the Board’s Compensation and Strategic Planning Committees.

Mr. Culpepper has more than 35 years of broad-based financial experience. He has served in senior executive roles and as a director to public and private companies in the environmental services, construction materials, and mining industries. Mr. Culpepper currently serves on the Board of Directors at Wind River Environmental, a leading liquid waste services company.

Previously, he served as Chief Financial Officer at Republic Services (NYSE: RSG), as Senior Vice President of Newmont Mining (NYSE:NEM), and as Chief Financial Officer of Summit Materials LLC (NYSE: SUM). Culpepper spent over 21 years at construction materials multinational, CRH plc (NYSE: CRH), including two years as its principal financial officer and a member of its Board of Directors, and 13 years as Chief Financial Officer of Oldcastle Materials, Inc., its North American operation. Mr. Culpepper also held roles in audit, tax and M&A at Price Waterhouse. He received his B.A. and M.B.A. degrees from the University of Michigan.

“I appreciate the Board’s commitment to supporting management and Glenn’s proven expertise and industry experience will make him a strong addition to our Board. His years of operating experience, transaction capabilities, and financial expertise will provide critical perspective in helping us in continuing to grow the scale and scope of our business, and creating shareholder value,” said Quest President and Chief Executive Officer S. Ray Hatch.

Dan Friedberg, Quest’s Chairman of the Board, added, “Glenn brings experience in waste and environmental services, operations, mergers & acquisitions, and corporate finance at both small and large businesses. The election of Glenn reflects our commitment to building a board with a diverse set of skills to support management as we build a sustainability and waste services leader."

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that enable our customers to achieve and satisfy their environmental and sustainability goals and responsibilities. Quest provides businesses across multiple industry sectors with single source, customer specific solutions to address a wide variety of waste streams and recyclables generated by their operations. Quest also provides information and data that tracks and reports the environmental results of Quest’s services, provides actionable data to improve business operations, and enables Quest’s customers to achieve and satisfy their environmental and sustainability goals and responsibilities. For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. These statements are made based upon current expectations that are subject to risk and uncertainty. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, as discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2020. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC - Joe Noyons • 817.778.8424

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